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                                                                     EXHIBIT 4.5
                         THIRD SUPPLEMENTAL INDENTURE



     THIRD SUPPLEMENTAL INDENTURE dated as of October 31, 2000, by and among Pacer International, Inc., a Tennessee corporation (the "Company"), RFI Group,
                                                         -------
Inc., a Delaware corporation ("RFI"), Ocean World Lines, Inc., a Delaware
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corporation ("OWL"), RF International, Ltd., a New York corporation ("RF
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International") and Wilmington Trust Company, as trustee (the "Trustee"), under
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the Indenture (referred to hereinafter), pursuant to which the Company issued its 11 3/4% Senior Subordinated Notes due 2007 (the "Securities").
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                                  WITNESSETH:

     WHEREAS, the Company, the Guarantors named therein, and the Trustee executed and delivered a certain Indenture dated as of May 28, 1999 (the "Indenture"), providing for the issuance of up to an aggregate principal amount
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of $150,000,000 of the Securities;

     WHEREAS, the Company by appropriate action has determined that it is desirable to amend certain provisions of the Indenture; and

     WHEREAS, pursuant to a Stock Purchase Agreement dated October 31, 2000, among the Company, the stockholders of RFI, and certain other individuals and entities, the Company is acquiring all of the issued and outstanding capital stock of RFI; and

     WHEREAS, Section 4.18 of the Indenture provides that under certain circumstances the Company is required to cause Domestic Restricted Subsidiaries that are not Guarantors to execute and deliver to the Trustee a supplemental indenture and Guarantee (as defined in the Indenture) pursuant to which such Domestic Restricted Subsidiaries shall unconditionally guarantee all of the Company's obligations under the Securities and the Indenture on the terms set forth in the Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, RFI, OWL, RF International, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as set forth below.

                                   ARTICLE I

                                   AMENDMENT

     1.1  Each of RFI, OWL, and RF International (each a "Newly Acquired
                                                          --------------
Subsidiary") hereby, jointly and severally with all other Guarantors,
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unconditionally and irrevocably guarantees, on a senior subordinated basis, the
Company's obligations under the Indenture and the Securities on the terms and subject to the conditions set forth in Article Eleven of the Indenture.

     1.2 Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all of the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
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                                  ARTICLE II

                           MISCELLANEOUS PROVISIONS

     2.1 For all purposes of this Third Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, capitalized terms used herein and not defined herein shall have the meaning specified in the Indenture.

     2.2 THIS THIRD SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     2.3 All provisions in this Third Supplemental Indenture respecting the Company shall bind or inure to the benefit of (as the case may be) the Company, its successors or assigns.

     2.4 The recitals contained herein shall be taken as the statements of the Company and each Newly Acquired Subsidiary and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity of this Third Supplemental Indenture.

     2.5 This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.



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     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental
Indenture to be duly executed as the date first above written.

                                      PACER INTERNATIONAL, INC.


                                      By:_____________________________________
                                          Name:_______________________________
                                          Title:______________________________



                                      RFI GROUP, INC.


                                      By:_____________________________________
                                          Name:_______________________________
                                          Title:______________________________



                                      OCEAN WORLD LINES, INC.


                                      By:_____________________________________
                                          Name:_______________________________
                                          Title:______________________________



                                      RF INTERNATIONAL, LTD.


                                      By:_____________________________________
                                          Name:_______________________________
                                          Title:______________________________



                                      WILMINGTON TRUST COMPANY


                                      By:_____________________________________
                                          Name:_______________________________
                                          Title:______________________________

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